CUSIP No. 902685106	13G	Page 1 0 of 10

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.00001 par value, of Udemy, Inc. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.

STRIPES III, LP

By:	Stripes GP III, LLC; its general partner

By:	Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member

STRIPES GP III, LLC

By:	Stripes Holdings, LLC; its managing member

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member

STRIPES HOLDINGS, LLC

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Member

/s/ Kenneth A. Fox
Kenneth A. Fox